                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES
                        OF INVERESK RESEARCH GROUP, INC.

NAME                                     JURISDICTION OF INCORPORATION/FORMATION
----                                     ---------------------------------------
ClinTrials Acquisition Corp Inc.                       Delaware
ClinTrials BioResearch Limited                         Canada
Healthmark Limited                                     Scotland
Inveresk Clinical Research Limited                     Scotland
Inveresk Research Australia Pty Limited                Australia
Inveresk Research (Canada) Limited                     Canada
Inveresk Research Chile                                Chile
Inveresk Research Czech Republic sro                   Czech Republic
Inveresk Research Deutschland GmbH                     Germany
Inveresk Research Group Limited                        Scotland
Inveresk Research Holdings Limited                     England & Wales
Inveresk Research Inc.                                 Delaware
Inveresk Research International Limited                Scotland
Inveresk Research Israel Limited                       Israel
Inveresk Research Kentucky Inc.                        Tennessee
Inveresk Research Limited                              England & Wales
Inveresk Research (North America) Inc.                 Delaware
Inveresk Research North Carolina Inc.                  North Carolina
Inveresk Research SARL                                 France
Inveresk Research SL                                   Spain
Inveresk Research Sp z.o.o.                            Poland
Inveresk Research SRL                                  Italy
Quebec Inc.                                            Canada
